Exhibit 99.1

NEWS (For Immediate Release)

Contact:

Trinity Learning Corporation
Douglas Cole (510) 540-9300
1831 Second Street
Berkeley, California 94710

Stock Symbol (OTCBB: TTYL)

Trinity Learning Corporation and University of California Extension, Santa Cruz, Sign Strategic Development and Marketing Agreement

BERKELEY, CALIFORNIA, March 15, 2004.   Trinity Learning Corporation
("Trinity Learning"), a publicly held Utah Corporation announced today that it has entered into a Strategic Course Development and Marketing Agreement with the University of California Extension, Santa Cruz ("UCSC Extension"). UCSC Extension is a leading provider of corporate training courses in Silicon Valley offering courses in such areas as business management, computer & information technology, biotechnology, education, human development, art & design, and humanities, among many other areas.

Through this agreement, Trinity Learning will seek to expand its market presence in corporate training, professional continuing education, and other workplace learning programs by incorporating instructional courses developed by UCSC Extension as well as to jointly develop with the University a series of new courses, and to market these courses to individual, corporate, and institutional customers worldwide. Trinity Learning and UCSC Extension also agreed to develop a marketing strategy that will utilize Trinity Learning's global marketing affiliations and partnerships to create new global market opportunities among consumers, corporations, and government users for UCSC Extension instructional courses.

Edward-Patrick Mooney, President of Trinity Learning, said, "This is an important agreement for Trinity Learning. We believe there is a global market for the high quality courses developed by UCSC Extension. These are courses with relevance to the global workforce, and are in demand among our corporate clients around the world. We believe our expertise in online learning services will expand the reach of UCSC Extension to new markets and new learners across the globe."

About Trinity Learning Corporation

Trinity Learning Corporation, a publicly-held Utah corporation (OTCBB:
TTYL), is a global learning company specializing in technology-enabled training, education, and certification services to major customers in multiple global industries. We are achieving market entry by acquiring and integrating companies providing innovative workplace learning solutions in strategic geographic markets and industry segments. During 2003 we acquired control of four operating companies located in the United States, Australia and South Africa, each serving unique segments of the global learning market. We acquired an additional operating subsidiary in Norway in early 2004. During the remainder of 2004 we seek to acquire and integrate additional operating companies with established customer bases, proprietary learning systems or content. We are seeking to increase our market penetration and the breadth and depth of our products and services through additional acquisitions, licensing, strategic alliances, internal business development, and the expansion of sales offices and other sales representation around the world.
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FORWARD LOOKING STATEMENTS   DISCLAIMER - RISKS

Statements herein which are not statements of historical fact are forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB and Form 10-QSB.














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